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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-10684 (Commission File Number)	88-0173041 (I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113
(Address of principal executive offices) (Zip Code)

(702) 669-7777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On July 15, 2014, International Game Technology, a Nevada corporation ("IGT"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with GTECH S.p.A., a joint stock company organized under the laws of Italy ("GTECH"), GTECH Corporation, a Delaware corporation (solely with respect to Section 5.02(a) and Article VIII), Georgia Worldwide Limited, a private limited company organized under the laws of England and Wales ("Holdco"), and Georgia Worldwide Corporation, a Nevada corporation and wholly owned subsidiary of Holdco ("Sub").

Merger Agreement

        The Merger Agreement provides for (i) the merger of GTECH with and into Holdco (the "Holdco Merger"), pursuant to which each issued and outstanding ordinary share of GTECH ("GTECH Shares"), other than GTECH Shares owned by Holdco, Sub, GTECH, IGT or any of their respective subsidiaries, will be converted into the right to receive one ordinary share of Holdco ("Holdco Shares"), and immediately thereafter, (ii) the merger of Sub with and into IGT (the "IGT Merger" and, together with the Holdco Merger, the "Mergers"), with IGT surviving as a wholly owned subsidiary of Holdco, in each case subject to the terms and conditions of the Merger Agreement. Holdco will apply to list the Holdco Shares issued in the Mergers on the New York Stock Exchange.

        Subject to the terms and conditions of the Merger Agreement, at the effective time of the IGT Merger, each issued and outstanding share of common stock of IGT, other than shares owned by IGT, Holdco, Sub, GTECH or any of their respective subsidiaries, will be converted into the right to receive, at the election of the holder, the following consideration:

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  Mixed Consideration:  A combination of (i) $13.69 in cash (together with any additional cash described in clause (iii) below, the "Per Share Cash Amount"), (ii) a number of Holdco Shares determined by dividing $4.56 by the average of the volume-weighted average prices of GTECH Shares on the Milan Stock Exchange (converted to the U.S. dollar equivalent) on ten randomly selected days within the period of 20 consecutive trading days ending on the second full trading day prior to the effective time of the IGT Merger (such average, the "GTECH Share Trading Price"), subject to a minimum of 0.1582 Holdco Shares and a maximum of 0.1819 Holdco Shares (the "Mixed Election Exchange Ratio") and (iii) if the Mixed Election Exchange Ratio would, but for the cap described in clause (ii), exceed 0.1819, an additional amount in cash equal to the product of such excess number of shares (up to a maximum of 0.0321) and the GTECH Share Trading Price ("Mixed Consideration"). IGT stockholders who do not properly make an election will receive Mixed Consideration.

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  Cash Consideration:  Cash in an amount equal to (i) the Per Share Cash Amount plus (ii) the product of the GTECH Share Trading Price and the Mixed Election Exchange Ratio, subject to adjustment as described below ("Cash Consideration").

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  Share Consideration:  A number of Holdco Shares (the "Exchange Ratio") equal to the sum of (i) the Mixed Election Exchange Ratio and (ii) a number of Holdco Shares determined by dividing the Per Share Cash Amount by the GTECH Share Trading Price, subject to adjustment as described below ("Share Consideration").

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  Adjustment of Cash Consideration and Share Consideration:  The total amount of cash and the total number of Holdco Shares to be delivered to IGT stockholders pursuant to the IGT Merger will equal the total amount of cash and the total number of Holdco Shares that would be delivered had all IGT stockholders elected to receive Mixed Consideration. Accordingly, the Cash Consideration and the Share Consideration may each be adjusted to include a mix of cash and Holdco Shares to the extent necessary to meet such limits, as described in the Merger Agreement.

        In connection with the IGT Merger, each outstanding IGT stock option will fully vest and be cancelled in exchange for a cash payment equal to the product of (i) the total number of shares subject to such stock option and (ii) the excess, if any, of the Cash Consideration (determined without regard to the adjustment described above) over the exercise price per share of such stock option. Except as noted below, each outstanding award of restricted stock units (including performance-based restricted stock units) will fully vest and be cancelled in exchange for an amount equal to the product of (i) the number of shares subject to such award (which, in the case of performance-based awards, will be based on performance measures achieved or deemed achieved as of the effective time of the IGT Merger), and (ii) the amount of the Cash Consideration (determined without regard to the adjustment described above). Restricted stock unit awards granted between July 1, 2013 and July 15, 2014 (other than grants to non-employee directors or to employees who will become retirement-eligible prior to the final year of the award cycle) will be converted into an award with respect to Holdco Shares, based on the Exchange Ratio, and vest on the earlier of (x) the date such award would have otherwise vested and (y) the first anniversary of the closing of the Mergers.

        Closing of the Mergers is subject to certain closing conditions, including among others (i) IGT and GTECH shareholder approvals, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other antitrust approvals, (iii) certain gaming regulatory approvals, (iv) effectiveness of the registration statement for the Holdco Shares, (v) NYSE listing approval for the Holdco Shares, (vi) the expiration or early termination of a sixty-day GTECH creditor opposition period, (viii) the absence of any order prohibiting or restraining the Mergers, (ix) subject to certain materiality exceptions, the accuracy of each party's representations and warranties in the Merger Agreement and performance by each party of their respective obligations under the Merger Agreement; (x) the receipt of a merger order from the High Court of England and Wales and (xi) in the case of IGT"s obligation to close the IGT Merger, receipt of a tax opinion by IGT.

        The Merger Agreement contains customary representations, warranties and covenants by IGT and GTECH, including covenants regarding the operation of their respective businesses prior to the closing of the Mergers and prohibitions on the solicitation of competing proposals.

        IGT may terminate the Merger Agreement under certain circumstances, including among others in order to enter into an agreement with respect to a proposal that is determined by the IGT board of directors to be superior to the Merger Agreement, subject to the terms and conditions of the Merger Agreement (including an opportunity for GTECH to match any such proposal). GTECH may also terminate the Merger Agreement under certain circumstances, including among others (i) if GTECH shareholders exercise rescission rights under Italian law in respect of more than 20% of GTECH's shares outstanding as of the date of the Merger Agreement, (ii) if Holdco would, as a result of a change in applicable law, be treated as a domestic corporation for U.S. federal income tax purposes as of or after the closing or (iii) if the special voting shares described below cannot be implemented under certain circumstances. In connection with the termination of the Merger Agreement under specified circumstances, (x) IGT may be required to pay GTECH a termination fee of $135.3 million, (y) IGT may be required to reimburse GTECH for certain regulatory expenses it incurs and (z) GTECH may be required to pay IGT a termination fee of $270.6 million or, under the circumstances described in clause (ii) of this paragraph, $135.3 million.

        Under the terms of the Merger Agreement, the Holdco board of directors will have 13 members, including, for a period of three years after the closing: (i) the chief executive officer of GTECH, (ii) five directors designated by IGT, including IGT's chairman and its chief executive officer, (iii) six directors designated by GTECH's principal shareholders and (iv) one director mutually agreed to by IGT and GTECH. The Holdco board of directors will be compliant with the corporate governance standards of the NYSE applicable to non-controlled domestic issuers. GTECH's chief executive officer will be the chief executive officer of Holdco. In addition, for a period of three years following the transactions, IGT's chairman will be chairman of the Holdco board of directors, IGT's chief executive officer will be a vice-chairman and one of the directors designated by GTECH's principal shareholders would also be a vice-chairman. Holdco's articles of association will include a loyalty share program, under which shareholders that hold Holdco Shares continuously for at least three years will have the right to receive 0.9995 (non-transferable) special voting shares per Holdco Share.

        The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is hereby incorporated by reference herein.

        The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to IGT, Sub, Holdco, GTECH or the other parties to the transaction. There are representations and warranties contained in the Merger Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in IGT's public disclosures. Investors should read the Merger Agreement with the other information concerning IGT that it publicly files in reports and statements with the Securities and Exchange Commission.

Support and Voting Agreements

        In connection with the Merger Agreement, IGT entered into a Support Agreement and a Voting Agreement with GTECH's principal shareholders, who held approximately 59% of the outstanding shares of GTECH as of March 14, 2014. Under the terms of the Support Agreement, GTECH's principal shareholders have agreed to vote their shares in favor of the transactions contemplated by the Merger Agreement and against any competing transaction. Under the Voting Agreement, such shareholders have agreed to vote their shares in accordance with the post-closing governance provisions set forth in the Merger Agreement and described above for a period of three years after the closing of the Mergers.

        The foregoing descriptions of the Support Agreement and the Voting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.

Important Information for Investors and Securityholders

        This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

        Holdco will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 or F-4, which will include the proxy statement of IGT that also constitutes a prospectus of Holdco (the "proxy statement/prospectus"). INVESTORS AND SECURITYHOLDERS

ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IGT, GTECH, HOLDCO, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and securityholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and securityholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on IGT's website at IGT.com or within the "Investor Relations" section or by contacting Investor Relations at 866-296-4232 (for documents filed with the SEC by IGT) or on GTECH's website at gtech.com or by contacting Corporate Communications at 401-392-7452 (for documents filed with the SEC by Holdco).

        The release, publication or distribution of this communication in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this communication is released, published or distributed should inform themselves about and observe such restrictions.

Participants in the Distribution

        IGT, GTECH and Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the securityholders of IGT in respect of the proposed transactions contemplated by the proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies from the securityholders of IGT in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding IGT's directors and executive officers is contained in IGT's Annual Report on Form 10-K for the year ended September 28, 2013 and its Proxy Statement on Schedule 14A, dated January 24, 2014, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward Looking Statements

        This document contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning IGT, GTECH, Holdco, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of IGT and GTECH as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as "aim," "anticipate," "believe," "plan," "could," "would," "should," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "will," "possible," "potential," "predict," "project" or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties' control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable regulatory or securityholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; unanticipated changes relating to competitive factors in the industries in which the companies operate; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including customers, employees and competitors; ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; and the parties' international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties' businesses, including those described in IGT's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC and those described in GTECH's annual reports, registration documents and other documents filed from time to time with the Italian financial market regulator (CONSOB). Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements. Nothing in this announcement is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per GTECH share or IGT share for the current or any future financial years or those of the combined group, will necessarily match or exceed the historical published earnings per GTECH share or IGT share, as applicable.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2014, among GTECH S.p.A., GTECH Corporation, Georgia Worldwide Limited, Georgia Worldwide Corporation and International Game Technology
10.1	Support Agreement, dated as of July 15, 2014, among International Game Technology, De Agostini S.p.A. and DeA Partecipazioni S.p.A.
10.2	Voting Agreement, dated as of July 15, 2014, among International Game Technology, Georgia Worldwide Limited, De Agostini S.p.A. and DeA Partecipazioni S.p.A.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY
Date: July 18, 2014	By:	/s/ PAUL C. GRACEY JR. Paul C. Gracey, Jr. General Counsel and Secretary

 Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2014, among GTECH S.p.A., GTECH Corporation, Georgia Worldwide Limited, Georgia Worldwide Corporation and International Game Technology
10.1	Support Agreement, dated as of July 15, 2014, among International Game Technology, De Agostini S.p.A. and DeA Partecipazioni S.p.A.
10.2	Voting Agreement, dated as of July 15, 2014, among International Game Technology, Georgia Worldwide Limited, De Agostini S.p.A. and DeA Partecipazioni S.p.A.

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  Item 1.01. Entry into a Material Definitive Agreement .
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index